Exhibit 99.1
Zoom Video Communications Reports Financial Results for the First Quarter of Fiscal Year 2024
•First quarter total revenue of $1,105.4 million, up 3% year over year as reported and 5% in constant currency
•First quarter Enterprise revenue of $632.0 million, up 13% year over year
•First quarter GAAP operating margin of 0.9% and non-GAAP operating margin of 38.2%
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 23% year over year
San Jose, California – May 22, 2023 – Zoom Video Communications, Inc. (NASDAQ: ZM), today announced financial results for the first fiscal quarter ended April 30, 2023.
“The Zoom platform is designed to support limitless human connection to empower the modern workday and strengthen customer relationships. Our customers see Zoom as mission-critical in how they collaborate internally and externally across the globe,” said Eric S. Yuan, Zoom Founder and CEO. “This relationship with our customers helped us to exceed our guidance due to Enterprise growth and stabilizing Online revenue while driving greater efficiencies in our business to deliver strong profitability and free cash flow margin. The solid start to the year has enabled us to raise our outlook for fiscal year 2024 while continuing to invest in innovations such as AI to help make interactions more meaningful and communications more effective.”
First Quarter Fiscal Year 2024 Financial Highlights:
•Revenue: Total revenue for the first quarter was $1,105.4 million, up 3% year over year. After adjusting for foreign currency impact, revenue in constant currency was $1,123.8 million, up 5% year over year. Enterprise revenue was $632.0 million, up 13% year over year, and Online revenue was $473.4 million, down 8% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the first quarter was $9.7 million, compared to GAAP income from operations of $187.1 million in the first quarter of fiscal year 2023. After adjusting for stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and ligation settlements, net, non-GAAP income from operations for the first quarter was $422.3 million, compared to non-GAAP income from operations of $399.6 million in the first quarter of fiscal year 2023. For the first quarter, GAAP operating margin was 0.9% and non-GAAP operating margin was 38.2%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the first quarter was $15.4 million, or $0.05 per share, compared to GAAP net income attributable to common stockholders of $113.6 million, or $0.37 per share in the first quarter of fiscal year 2023.
Non-GAAP net income for the first quarter was $353.3 million, after adjusting for stock-based compensation expense and related payroll taxes, losses (gains) on strategic investments, net, acquisition-related expenses, restructuring expenses, litigation settlements, net, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.16. In the first quarter of fiscal year 2023, non-GAAP net income was $315.8 million, or $1.03 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of April 30, 2023 was $5.6 billion.
•Cash Flow: Net cash provided by operating activities was $418.5 million for the first quarter, compared to $526.2 million in the first quarter of fiscal year 2023. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $396.7 million, compared to $501.1 million in the first quarter of fiscal year 2023.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the first quarter of fiscal year 2024, Zoom had:
•Approximately 215,900 Enterprise customers, up 9% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 112%.
•3,580 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 23% from the same quarter last fiscal year.

•Online average monthly churn of 3.1% for Q1, down 50 bps from the same quarter last fiscal year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 72.0%, up 700 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its second quarter of fiscal year 2024 and its full fiscal year 2024.
•Second Quarter Fiscal Year 2024: Total revenue is expected to be between $1.110 billion and $1.115 billion and revenue in constant currency is expected to be between $1.120 billion and $1.125 billion. Non-GAAP income from operations is expected to be between $405.0 million and $410.0 million. Non-GAAP diluted EPS is expected to be between $1.04 and $1.06 with approximately 307 million weighted average shares outstanding.
•Full Fiscal Year 2024: Total revenue is expected to be between $4.465 billion and $4.485 billion and revenue in constant currency is expected to be between $4.495 billion and $4.515 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.630 billion and $1.650 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $4.25 and $4.31 with approximately 308 million weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on May 22, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is an all-in-one intelligent collaboration platform that makes connecting easier, more immersive, and more dynamic for businesses and individuals. Zoom technology puts people at the center, enabling meaningful connections, facilitating modern collaboration, and driving human innovation through solutions like team chat, phone, meetings, omnichannel cloud contact center, smart recordings, whiteboard, and more, in one offering. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more info at zoom.com.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the second quarter of fiscal year 2024 and full fiscal year 2024, Zoom’s market position, opportunities, and growth strategy, product initiatives and go-to-market motions and the expected benefits resulting from the same, and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers and hosts, renewals or upgrades, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, other macroeconomic conditions, including inflation and the impact of COVID-19, on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access which could cause current or potential users to believe that our systems are unreliable, market volatility, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and

Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended January 31, 2023. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs and severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, gains/losses on strategic investments, net, litigation settlements, net, and undistributed earnings attributable to participating securities, including the tax effects of all non-GAAP adjustments. Zoom excludes gains on strategic investments, net because given the size and volatility in the ongoing adjustments to the valuation of our strategic investments, we believe that excluding these gains or losses facilitates a more meaningful evaluation of our operational performance. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provide useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how our underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.

Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts. Zoom defines Enterprise customers as distinct business units who have been engaged by either Zoom’s direct sales team, channel partners or independent software vendor partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determine the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divide the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divided that amount by three to calculate the online average monthly churn. One of the dynamics in the Online portion of the business is the MRR contribution from customers that have retained Zoom services for a certain portion of time as these customers tend to maintain their subscriptions and contribute meaningfully to the Online business.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	April 30, 2023	January 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,029,546	$1,086,830
Marketable securities	4,566,845	4,325,836
Accounts receivable, net	590,694	557,404
Deferred contract acquisition costs, current	209,607	223,250
Prepaid expenses and other current assets	170,987	163,092
Total current assets	6,567,679	6,356,412
Deferred contract acquisition costs, noncurrent	166,742	179,991
Property and equipment, net	255,218	252,821
Operating lease right-of-use assets	75,525	80,906
Strategic investments	452,267	398,992
Goodwill	304,162	122,641
Deferred tax assets	532,996	558,428
Other assets, noncurrent	181,621	177,874
Total assets	$8,536,210	$8,128,065
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,520	$14,414
Accrued expenses and other current liabilities	489,813	457,716
Deferred revenue, current	1,337,560	1,266,514
Total current liabilities	1,843,893	1,738,644
Deferred revenue, noncurrent	28,576	41,932
Operating lease liabilities, noncurrent	68,470	73,687
Other liabilities, noncurrent	71,164	67,195
Total liabilities	2,012,103	1,921,458

Stockholders’ equity:
Preferred stock	—	—
Common stock	298	294
Additional paid-in capital	4,391,418	4,104,880
Accumulated other comprehensive loss	(34,871)	(50,385)
Retained earnings	2,167,262	2,151,818
Total stockholders’ equity	6,524,107	6,206,607
Total liabilities and stockholders’ equity	$8,536,210	$8,128,065

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $107.1 million and $91.6 million as of April 30, 2023 and January 31, 2023, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2023	2022
Revenue	$1,105,364	$1,073,800
Cost of revenue	263,947	261,821
Gross profit	841,417	811,979
Operating expenses:
Research and development	209,271	144,291
Sales and marketing	422,504	362,783
General and administrative	199,900	117,840
Total operating expenses	831,675	624,914
Income from operations	9,742	187,065
Gains (losses) on strategic investments, net	2,275	(36,404)
Other income (expense), net	31,213	(6,989)
Income before provision for income taxes	43,230	143,672
Provision for income taxes	27,786	30,014
Net income	15,444	113,658
Undistributed earnings attributable to participating securities	—	(18)
Net income attributable to common stockholders	$15,444	$113,640

Net income per share attributable to common stockholders:
Basic	$0.05	$0.38
Diluted	$0.05	$0.37
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	295,409,207	299,147,105
Diluted	304,115,913	306,614,220

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities:
Net income	$15,444	$113,658
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	282,345	209,363
Amortization of deferred contract acquisition costs	73,230	56,780
Depreciation and amortization	24,076	15,280
Deferred income taxes	21,511	—
(Gains) losses on strategic investments, net	(2,275)	36,404
Provision for accounts receivable allowances	15,433	13,097
Unrealized foreign exchange losses	3,316	11,980
Non-cash operating lease cost	5,381	5,451
Amortization of discount/premium on marketable securities	(6,765)	3,604
Other	(5,471)	750
Changes in operating assets and liabilities:
Accounts receivable	(29,101)	(83,605)
Prepaid expenses and other assets	(6,659)	(27,235)
Deferred contract acquisition costs	(46,338)	(65,690)
Accounts payable	1,881	11,153
Accrued expenses and other liabilities	24,640	78,236
Deferred revenue	53,340	152,974
Operating lease liabilities, net	(5,501)	(6,049)
Net cash provided by operating activities	418,487	526,151
Cash flows from investing activities:
Purchases of marketable securities	(768,230)	(611,662)
Maturities of marketable securities	559,686	609,327
Purchases of property and equipment	(21,826)	(25,038)
Purchases of strategic investments	(51,000)	(11,750)
Cash paid for acquisition, net of cash acquired	(199,416)	—
Purchases of intangible assets	—	(3,211)
Net cash provided by (used in) investing activities	(480,786)	(42,334)
Cash flows from financing activities:
Proceeds from exercise of stock options	4,268	3,255
Proceeds from employee equity transactions to be remitted (remitted) to employees and tax authorities, net	2,751	(4,086)
Cash paid for repurchases of common stock	—	(132,412)
Net cash (used in) provided by financing activities	7,019	(133,243)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,553)	(9,425)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(57,833)	341,149
Cash, cash equivalents, and restricted cash – beginning of period	1,100,243	1,073,353
Cash, cash equivalents, and restricted cash – end of period	$1,042,410	$1,414,502

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2023	2022
GAAP income from operations	$9,742	$187,065
Add:
Stock-based compensation expense and related payroll taxes	278,048	212,862
Litigation settlements, net	52,500	(4,226)
Acquisition-related expenses	8,851	3,934
Restructuring expenses	73,180	—
Non-GAAP income from operations	$422,321	$399,635
GAAP operating margin	0.9%	17.4%
Non-GAAP operating margin	38.2%	37.2%

GAAP net income attributable to common stockholders	$15,444	$113,640
Add:
Stock-based compensation expense and related payroll taxes	278,048	212,862
Litigation settlements, net	52,500	(4,226)
(Gains) losses on strategic investments, net	(2,275)	36,404
Acquisition-related expenses	8,851	3,934
Restructuring expenses	73,180	—
Undistributed earnings attributable to participating securities	—	18
Tax effects on non-GAAP adjustments	(72,497)	(46,846)
Non-GAAP net income	$353,251	$315,786

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.05	$0.38
Non-GAAP net income per share - basic	$1.20	$1.06
GAAP net income per share - diluted	$0.05	$0.37
Non-GAAP net income per share - diluted	$1.16	$1.03

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	295,409,207	299,147,105
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	304,115,913	306,614,220

Net cash provided by operating activities	$418,487	$526,151
Less: Purchases of property and equipment	(21,826)	(25,038)
Free cash flow (non-GAAP)	$396,661	$501,113
Net cash provided by (used in) investing activities	$(480,786)	$(42,334)
Net cash (used in) provided by financing activities	$7,019	$(133,243)
Operating cash flow margin (GAAP)	37.9%	49.0%
Free cash flow margin (non-GAAP)	35.9%	46.7%

	Three Months Ended April 30,
	2023
	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,105,364	3%
Add: Constant currency impact	18,440	2%
Revenue in constant currency (non-GAAP)	1,123,804	5%